New York Mortgage Trust 2022 First Quarter Financial Summary

2See Glossary and End Notes in the Appendix. This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in our business and investment strategy; changes in interest rates and the fair market value of our assets, including negative changes resulting in margin calls relating to the financing of our assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which we invest; changes in prepayment rates on the loans we own or that underlie our investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at our assets; our ability to identify and acquire our targeted assets, including assets in our investment pipeline; changes in our relationships with our financing counterparties and our ability to borrow to finance our assets and the terms thereof; changes in our relationships with and/or the performance of our operating partners; our ability to predict and control costs; changes in laws, regulations or policies affecting our business, including actions that may be taken to contain or address the impact of the COVID-19 pandemic; our ability to make distributions to our stockholders in the future; our ability to maintain our qualification as a REIT for federal tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi- family investments and other mortgage-, residential housing- and credit-related assets; and the impact of COVID-19 on us, our operations and our personnel. These and other risks, uncertainties and factors, including the risk factors described in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The example analyses included herein are for illustrative purpose only and are intended to illustrate the hypothetical performance of certain of the Company’s investments. They are not and should not be considered a projection of the investment’s future results or performance. The samples provided may be derived from proprietary models developed by the Company and are based upon the hypothetical performance of the investment. Models, however, are inherently imperfect and subject to a number of risks, including that the underlying data used by the models is incorrect, inaccurate, or incomplete, or that the models rely upon assumptions that may prove to be incorrect. The information is designed to illustrate the Company’s current view and expectations and is based on a number of assumptions and limitations. Actual results and events may differ materially from those generated by such models. This presentation may not contain all of the information that is important to you. As a result, the information in this presentation should be read together with the information included in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file under the Exchange Act. References to “the Company,” “NYMT,” “we,” “us,” or “our” refer to New York Mortgage Trust, Inc., together with its consolidated subsidiaries, unless we specifically state otherwise or the context indicates otherwise. See glossary of defined terms and detailed end notes for additional important disclosures included at the end of this presentation. First quarter 2022 Financial Tables and related information can be viewed in the Company’s press release dated May 3, 2022 posted on the Company’s website at http://www.nymtrust.com under the “Investors — Events & Presentations” section. Forward Looking Statements

3 To Our Stockholders Management Update “In a challenging quarter with the Fed attempting to regain control of inflation, markets experienced heightened volatility, particularly with respect to interest rates. The volatility combined with a rapidly rising interest rate environment caused the fixed income market to underperform, driving the Company’s undepreciated book value down by 6%. Although the value of many mortgage-related assets fell during the quarter, we were able to strengthen our balance sheet by completing multiple loan securitizations, further protecting the Company against abrupt changes in financing availability while lowering the Company’s cost of funds. During the quarter, we continued to execute on our strategic plan to generate high portfolio turnover by increasing our allocation to high coupon, short duration residential investor loans that we believe are supported by solid underlying fundamentals. Through our strong proprietary pipelines in this sector, we nearly doubled net investment activity with cash raised organically through a combination of maturity paydowns and financing activity of unencumbered loans. These investments helped push our portfolio yield to the highest level in nearly 10 years. We believe our focus on short duration residential loans and our strong cash position will better enable us to rapidly reposition our portfolio in a higher rate environment and patiently seize on superior market opportunities.” — Jason Serrano, Chief Executive Officer and President

Company Overview Financial Summary Market & Strategy Update Quarterly Comparative Financial Information Appendix Non-GAAP Financial Measures Glossary End Notes Capital Allocation Reconciliation of Net Interest Income Reconciliation of Joint Venture Equity Investments Table of Contents

Company Overview

6See Glossary and End Notes in the Appendix. New York Mortgage Trust, Inc. (NASDAQ: NYMT) is a real estate investment trust (“REIT”) for U.S. federal income tax purposes in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. Our objective is to deliver long-term stable distributions to our stockholders over changing economic conditions through a combination of net interest margin and capital gains from a diversified investment portfolio. Our investment portfolio includes credit sensitive single-family and multi-family assets. Data As of 3/31/2022 70 professionals in New York, Los Angeles, and Charlotte Focus of utilizing Market Leading Technology & Data Committed to Community, Diversity & Inclusion Loan Servicing and Direct Property Management Expertise $4.1B Total Investment Portfolio / $1.9B Market Capitalization NYMT Overview Charlotte New YorkLos Angeles Office Locations Capital Allocation Single-Family Multi-Family Other 63% 30% 7%

7 Key Developments See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Financial Performance ◦ Loss per share of $(0.22), Comprehensive loss per share of $(0.23) ◦ Undepreciated loss per share of $(0.17)* ◦ Book value per share of $4.36 ◦ Undepreciated book value per share of $4.45* (-6% change QoQ) ◦ (5.1)% Quarterly Economic Return ◦ (4.0)% Quarterly Economic Return on Undepreciated Book Value* Stockholder Value ◦ Declared first quarter common stock dividend of $0.10 per share ◦ Common stock dividend yield of 11.0% (share price as of 3/31/2022) ◦ Quarterly Total Rate of Return of 0.8% Liquidity / Financing ◦ Record quarter of $985 million in portfolio investments ▪ $828 million in single-family investments ▪ $157 million in multi-family investments ◦ Nearly doubled net investment activity with $645 million for the quarter ◦ Yield on average interest earning assets of 6.80% (+23bps QoQ) ◦ Issued $288 million rated residential loan securitization with a 2.3% weighted average coupon ◦ Issued $225 million BPL revolver securitization with a 4.1% weighted average coupon ◦ Company Recourse Leverage Ratio of 0.5x ◦ Portfolio Recourse Leverage Ratio of 0.4x ◦ $304 million of unrestricted cash ◦ Redeemed 6.25% convertible notes for $138 million Investing Activity

Financial Summary First Quarter 2022

9See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Financial Snapshot Earnings & Book Value Net Interest MarginLoss Per Share Undepreciated Loss Per Share* $(0.17) Investment Portfolio Yield on Avg. Interest Earning AssetsTotal Portfolio Size Total Investment Portfolio $4.1B Financing Dividend Per Share Economic Return on Undepreciated Book Value* Avg. Portfolio Financing CostPortfolio Recourse Leverage Ratio $0.1B $0.7B $3.4B Investment Allocation SF Credit 59% MF Credit 25% 0.3x 3 Months Ended (4.0)% Q1 Dividend $0.10 Comprehensive $(0.23) Basic $(0.22) SF 81% MF 17% Other 2% Company Recourse Leverage Ratio 1.5x 0.8x 0.5x 0.4x 0.3x SF MF Other 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 20221Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 0.2x 0.1x 0.1x 0.2x 0.4x 0.5x 0.3x 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2.42% 2.97% 3.25% 3.63% 3.87% 0.3x 0.3x 0.4x Undepreciated Book Value* $4.45 6.03% 6.31% 6.39% 6.57% 6.80% 3.61% 3.34% 3.14% 2.93% 2.94%

10See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Financial Results First Quarter Profit & Loss Dollar amounts in millions, except per share data Net Interest Income $ 29.9 Non-Interest Loss (46.8) Total Net Interest Income & Non-Interest Loss (16.9) General & Administrative Expenses (14.4) Expenses Related to Real Estate (48.0) Portfolio Operating Expenses (9.5) Net Loss Attributable to Company (73.8) Preferred Stock Dividends (10.5) Net Loss Attributable to Common Stockholders $ (84.3) Add back: Depreciation expense on operating real estate 6.1 Add back: Amortization of lease intangibles related to operating real estate 14.0 Undepreciated Loss* $ (64.2) $4.58 Included in Non-Interest Loss is $5.7 million of income related to Preferred Return on Mezzanine Lending investments that would be included in net margin and contribute 31 bps had the investments qualified for loan accounting treatment under GAAP. Non-Interest Income (Loss): in millions Realized Gains $ 3.8 Unrealized Losses (83.7) Preferred Return on Mezzanine Lending 5.7 Income from Real Estate 25.6 Other 1.8 Total Non-Interest Loss $ (46.8) $ (0.22) Basic loss per common share 0.02 0.03 $ (0.17) Undepreciated loss per common share* Net Interest Income: in millions Portfolio Net Interest Income $ 39.5 Interest Expense: Corporate Debt (2.5) Interest Expense: Mortgages payable on real estate (7.1) Total Net Interest Income $ 29.9

11See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Quarterly Summary Dollar amounts in millions 1Q 2022 4Q 2021 Investment Activity Acquisitions $ 984.6 $ 851.0 Sales $ (24.7) $ (193.8) Prepayments and Redemptions $ (315.1) $ (332.5) Net Investment Activity $ 644.8 $ 324.7 (Loss) Earnings Net (Loss) Earnings Attributable to Common Stockholders $ (84.3) $ 22.5 Undepreciated (Loss) Earnings* $ (64.2) $ 31.0

Market & Strategy Update

Strategy Update

A Selective Approach to Growth

Market Themes	Opportunity	Execution
U.S. Housing Supply Deficit * **1 million units** of single-family homes for sale (30-year low) at end of Q1 * **2.3 months of supply** available for sale	**Residential Investor Lending** * Focus on short-term, bridge lending to take advantage of expected increase in net coupons from YE 2021	**BPL-Bridge** **$1.4B** 33% of Total * **73%** LTV (at cost) * **66%** LTV (after repair)
Originator Liquidity Strain * Originator profitability per $100 loan produced **declined 21% YoY** and **61%** from peak (2020) * Q1 Mortgage origination volume declined **46% YoY**	**S&D Market** * Originators are now selling loan pools with older origination ages, which is typical in periods of originator liquidity strain.	**S&D** **$558MM** 14% of Total * **67%** LTV * **6%** W/A purchase price discount
U.S. Domestic Migration Trends * Smaller, southern MSAs are benefiting from migration trends due to lower cost of living and remote work capabilities that provide families with the option to move to these areas	**Multi-Family Originations** * Continued focus in mezzanine lending and JV opportunities in multi-family markets where housing shortage is most acute	**Mezzanine Lending/JV** **$671MM** 16% of Total * **85%** of portfolio located in S/SE * Majority of properties are low/mid rise * Majority located in secondary markets

See Glossary and End Notes in the Appendix.

13

NYMT

14See Glossary and End Notes in the Appendix. Strategy For Sustainable Earnings Growth NYMT Investment Strategy Focus NYMT seeks investment opportunities in markets where the Company finds a competitive advantage due to operational barriers to entry. Safety NYMT focuses on markets where compelling risk- adjusted asset returns are available through an unlevered holding strategy or through sustainable non-mark-to- market financing arrangements. Execution NYMT executes a low-levered credit strategy within the multi-family and single-family sectors by building portfolios through proprietary flow and bulk purchases where mid-teens returns are achievable on capital deployed. Portfolio Acquisitions (Dollar amounts in millions) Performing LoansBPL - Bridge/ Rental MF Loans/JV $292 $165 $273 $473 $715 $55 $93 $98 $133 $68 $96 $189 $157 $38 $56 $45 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Securities, SFR & Other $6 $11 $19 $13 $364 $290 $505 $985 +16% $851

15See Glossary and End Notes in the Appendix. Strategy for Sustainable Financing NYMT Continues to Enhance Debt Structure Strategy Continue to primarily focus on investments away from CUSIP securities that do not rely on short-term callable mark-to-market leverage to generate attractive returns. Growth NYMT pursues a proprietary asset sourcing approach to lock-in investment pipelines with trusted counterparties within the multi-family and single-family credit sectors. Alongside the unencumbered portfolio and unrestricted cash, NYMT has the ability to organically grow the balance sheet. Leverage Increased utilization of non-MTM financing by issuing $513MM of debt under two securitizations at WAC of 3.07% to support portfolio of Performing Loans (mainly S&D, RPLs) and Bridge Loans. Quarterly Portfolio Financing Exposure (Dollar amounts in millions) MTM Repo Securitization FinancingNon-MTM Repo Unencumbered Cash 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 Portfolio Recourse Leverage Ratio 0.1x 0.1x 0.4x0.2x0.2x $229 $209 $17 $846 $304 $1,390 $1,566 $1,405 $152 $1,512 $291 $325 $409 $686 $537 $688 $714 $539 $330 $297 $319 $698 $16 $1,150 $45

16See Glossary and End Notes in the Appendix. Strategy Update Evolution of Strategy Shift Cash Utilization Asset Rotation Deploy cash generated from 2020 loan strategy acceleration 2 3 Shift to higher yielding residential and multi-family loans Earnings-driven by cash redeployment at elevated coupons under sustainable financing Unrestricted Cash (in millions) % Cash of Total Investment Portfolio Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 $0 $200 $400 $600 $800 $1,000 $1,200 0% 5% 10% 15% 20% 25% Investment Securities (in millions) Yield on Avg. Interest Earnings Assets Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 $0 $300 $600 $900 $1,200 2% 4% 6% 8% Portfolio Re-Lever Increase utilization of non-mark-to market structures Non-MTM Utilized (in millions) Avg Portfolio Financing Cost Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 $0 $300 $600 $900 $1,200 $1,500 $1,800 0% 1% 2% 3% 4% 1 (L-axis) (R-axis) (L-axis) (R-axis) (L-axis) (R-axis)

17See Glossary and End Notes in the Appendix. Single-Family Portfolio Overview Core Strategy Sub-Sector Asset Value Net Capital Portfolio Recourse Leverage Ratio Total Portfolio Leverage Ratio Loan Key Characteristics Current Environment % $ % $ Avg. FICO Avg. LTV Avg. Coupon BPL - Bridge • Bridge loans • Bridge w/Rehab loans 41% $1,380 57% $790 0.3x 0.8x • NYMT Bridge loan investment activity continues to be a primary focus as quality of pipeline continues to improve. • Short duration bridge loans are less susceptible to recent rate moves as loan spread is high and duration is short. BPL - Rental • DSCR 7% $242 5% $72 2.4x 2.4x • Securitization execution for DSCR financing worsened QoQ with wider spreads and higher rates. • NYMT expansion into DSCR at end of 2021 allows portfolio WAC to rapidly increase. • In an environment where rental provides superior housing affordability options versus homeownership, growth potential is large. Performing Loan • S&D • Other 18% $611 12% $163 2.3x 2.8x • Originator gain-on-sale is challenged in suddenly higher rate regime, creating pressure for originators to sell S&D loans faster. • More opportunities arising in S&D with lower coupons sold at a larger discount to par given wider yields. RPL • Seasoned re- performing mortgage loans • Non-performing mortgage loans 22% $750 8% $112 0.2x 6.0x • Q1 securitization allows for double digit return as housing fundamentals support stable equity cash flows. • Unattractive landscape for new investment activity due to elevated financing costs at tight asset yields. Securities • Non-Agency (includes Consolidated SLST - $214MM) 9% $290 12% $169 0.8x 0.8x • After torrid pace of securitization issuance in Q1 (+35% QoQ), investors are looking for higher returns to avoid MTM losses. Dollar amounts in millions Total Investment Portfolio 81% Total Capital 63% 1/5 Underlying Collateral Allocation Dollar amounts in millions 8 5 0 6 6% 2 . 8 9% 7 6 6 730 850 746 850 723 850 65% 69% 66% 3.92% 4.81% 8.53% 64% 4.83% 629 850 Target ROE 12-15%

Single-Family

Business Purpose Loan-Bridge Strategy

NYMT Expertise

Expertise & Background

- Deep experience managing different whole loan strategies across the credit spectrum.
- Managed rehabilitation and sale of real estate-owned assets for over 10 years.

NYMT Differentiation

- Source business purpose loans through flow and bulk trades with multiple originator, asset manager and broker-dealer relationships.
- We seek to compete on process, not price, to gain market share in the BPL sector by leveraging technology to expedite loan funding timelines.
- We contribute to partner sourcing by uncovering new borrower relationships for our originator partners.

Strategy & Initiatives

- Focus:
  - Markets with acute housing shortages
  - Borrowers with proven business plans
  - Low LTV
  - Low rehab requirements

Loan Count: 2,593 | UPB ($MM): $1,375

Loan Key Characteristics

Avg. FICO	*Avg. Coupon*	*Avg. LTARV*	*Avg. LTC*
730 (of 850)	8.53%	66%	73%

Borrower Experience	DQ 60+	Maturity (months)
9.1 projects	5.0%	14.5

Distribution of Project Rehab Costs



% of BPL Portfolio
24%
22%
17%
10%
6%
5%
17%
—%
>0%-15%
16%-30%
31%-45%
46%-60%
61%-75%
>75%
% of Initial Cost

See Glossary and End Notes in the Appendix.

18

NYMT

Multi-Family

Portfolio Overview

Dollar amounts in millions	Total Investment Portfolio *17%*	Total Capital *30%*	Target ROE *12-17%*

Core Strategy	Sub-Sector	Asset Value %	Asset Value $	Net Capital %	Net Capital $	Loan Key Characteristics: *Avg. DSCR*	*Avg. LTV*	*Avg. Coupon/ Target IRR*	Current Environment
Mezzanine Lending	Preferred equity and mezzanine direct originations	42%	$293	42%	$279	2.31x	78%	11.82%	• Sentiment shifted from 2-3 year asset bridge financing to longer, fixed 7 and 10 year financing. • With increased sponsor utilization of senior fixed rate loans, mezzanine lending opportunities are expected to increase.
Joint Venture Equity	Equity ownership of an individual multi-family property alongside an operating partner	54%	$378	56%	$378	1.47x	83%	13-17%	• Buyer and seller pricing discovery is becoming challenging as funding cost increased for 2022 against little change in QoQ underlying asset cap rates. • Despite credit market financing turbulence, we forecast ample availability of senior fixed rate financing, as Agency lending is far from reaching multi-family origination caps.

See Glossary and End Notes in the Appendix.

19

NYMT

20See Glossary and End Notes in the Appendix. Market Competition Style Unit Interiors Common Areas to Multi-Family Target Strategy Asset Summary Asset Information ◦ Secondary and Tertiary Markets, primarily South / Southeast ◦ Class B- through A- ◦ Garden and Mid-rise product ◦ 200 - 400 units ◦ $1,200 - $1,350 average unit rent ◦ Value add opportunities Business Plan ◦ Acquisition – Underwrite investment – Scope capital improvement plan – Complete diligence process ◦ Renovation – Unit interiors – Common area – Deferred maintenance ◦ Asset management – Monthly review of operating results – Quarterly site visits – Annual budget reviews ◦ Disposition – Actively involved in sales conversations with sponsor Target Improvement N/A Target Product

21See Glossary and End Notes in the Appendix. The example analyses included above are for illustrative purpose only and are intended to illustrate the hypothetical performance of certain of the Company’s investments. Multi-Family Target Strategy - Mezzanine Lending Typical Terms Loan Amount $10 - $20 million Initial LTV 90% - 95% After-Transition LTV 80% - 85% Coupon Accrual 11.0% - 12.0% Minimum Return Multiple 1.3 - 1.5x Loan Amount Expected Term 3 to 6 years Major Rights • Capital and operating budget approval • Construction process approval • Major decision approval • Sale/Changeover rights Senior (70%) NYMT Mezzanine (20%) Sponsor (10%) Hypothetical Mezzanine Lending Investment Dollar Amounts in Thousands Year 0 Year 1 Year 2 Year 3 Year 4 Year 5 Loan Amount $ (10,000) $ — $ — $ — $ — $ — Origination and underwriting fees 115 — — — — — Coupon Accrual (11.5%) 1,202 1,284 1,379 1,478 1,701 Loan Payoff — — — — 10,000 Total Proceeds at Loan Payoff — — — — 14,294 Annualized Return 12% 12% 12% 12% 12% Total Investment Capital Stack IRR 12.6% Realized Multiple 1.7x

Multi-Family

Target Strategy - Joint Venture Equity

Total Investment Capital Stack


Senior
(80%)
NYMT Common
(18%)
Sponsor
(2%)

Typical Terms	
Investment Amount	$15 - $30 million
Capital Stack	75% - 100%
Common Equity Share	75% - 95%
Target IRR	13% - 17%
NYMT Asset Management Fee	0.5% - 1.0%
Promote Split (NYMT/Operating Partner)	30% - 40% / 70% - 60%
Horizon	3 to 5 years
Major Rights	• Capital and operating budget approval • Construction process approval • Major decision approval • Changeover rights • Buy/Sell after a 2-year lockout • Right to market the property

Statement of Operations Impact from Hypothetical Investment

Dollar Amounts in Thousands	**Year 0**	**Year 1**	**Year 2**	**Year 3**	**Year 4**	**Year 5**
Investment amount	$ (20,500)					
Net operating income from real estate:						
Property revenue		$ 6,100	$ 6,800	$ 7,200	$ 7,600	$ 7,800
Property expenses		(3,100)	(3,300)	(3,400)	(3,600)	(3,700)
NYMT Asset Management Fee		(61)	(68)	(72)	(76)	(78)
Net operating income from real estate		**2,939**	**3,432**	**3,728**	**3,924**	**4,022**
Debt expense		(1,800)	(2,200)	(2,500)	(2,800)	(2,800)
Depreciation expense		(2,500)	(2,500)	(2,500)	(2,500)	(2,500)
Amortization of lease intangibles		(3,000)	—	—	—	—
Gain on sale of real estate		—	—	—	—	37,200
Gross (loss) income from real estate		**$ (4,361)**	**$ (1,268)**	**$ (1,272)**	**$ (1,376)**	**$ 35,922**
Less: Loss (income) to JV Partner (5% ownership interest)		200	100	100	100	(5,400)
Net (loss) income from real estate		**$ (4,161)**	**$ (1,168)**	**$ (1,172)**	**$ (1,276)**	**$ 30,522**

IRR	**17%**

See Glossary and End Notes in the Appendix.
The example analyses included above are for illustrative purpose only and are intended to illustrate the hypothetical performance of certain of the Company's investments.

22

23 Current Focus New York Mortgage Trust 90 Park Avenue New York, New York 10016 Utilize a Strong Balance Sheet to Capture Superior Market Opportunities ◦ Selective investment across residential housing sector to capture superior market opportunities ◦ Continue to pursue targeted assets from existing relationships under a flexible, low operating cost structure ◦ Continue to generate attractive returns with minimal Portfolio Recourse Leverage to protect book value The Company continues to pursue targeted assets through proprietary channels and prudent liability management to increase profitability and protect book value.

Quarterly Comparative Financial Information

Portfolio Yields by Strategy

Quarter over Quarter Comparison

Portfolio Net Interest Margin (1Q'22 vs 4Q'21)
Portfolio net interest margin for the first quarter was 3.87%, an increase of 24 bps from the prior quarter primarily due to continued investment in higher-yielding business purpose loans during the quarter. Multi-family net interest margin decrease can be primarily attributed to financing of $17.0 million on certain CMBS during the quarter.

Dollar Amounts in Thousands	1Q'22	4Q'21	3Q'21	2Q'21	1Q'21
Single-Family					
Avg. Interest Earning Assets	$ 2,926,764	$ 2,590,388	$ 2,608,604	$ 2,535,085	$ 2,504,777
Yield on Avg. Interest Earning Assets	6.40 %	6.19 %	6.00 %	5.91 %	5.63 %
Average Financing Cost	(2.93)%	(2.94)%	(3.14)%	(3.34)%	(3.61)%
Single-Family Net Interest Margin	***3.47 %***	***3.25 %***	***2.86 %***	***2.57 %***	***2.02 %***
Multi-Family					
Avg. Interest Earning Assets	$ 142,584	$ 158,424	$ 195,431	$ 288,889	$ 310,347
Yield on Avg. Interest Earning Assets	9.29 %	9.51 %	8.69 %	7.94 %	7.93 %
Average Financing Cost	(2.39)%	— %	— %	— %	— %
Multi-Family Net Interest Margin	***6.90 %***	***9.51 %***	***8.69 %***	***7.94 %***	***7.93 %***
Portfolio Total					
Avg. Interest Earning Assets	$ 3,091,844	$ 2,772,140	$ 2,830,503	$ 2,854,627	$ 2,846,776
Yield on Avg. Interest Earning Assets	6.80 %	6.57 %	6.39 %	6.31 %	6.03 %
Average Financing Cost	(2.93)%	(2.94)%	(3.14)%	(3.34)%	(3.61)%
Portfolio Net Interest Margin	***3.87 %***	***3.63 %***	***3.25 %***	***2.97 %***	***2.42 %***

See Glossary and End Notes in the Appendix.

25

NYMT

Net Interest Income

Quarter over Quarter Comparison

Net Interest Income (1Q'22 vs 4Q'21)

Portfolio net interest income increased in the current quarter as compared to the previous quarter, primarily due to our continued investment in higher-yielding business purpose loans. The increase in single-family net interest income was partially offset by a decrease in multi-family interest income due to redemptions related to our preferred equity investments accounted for as loans.

Total net interest income includes interest expense related to our subordinated debentures, convertible notes, senior unsecured notes and mortgages payable on real estate. Interest expense related to mortgages payable on real estate increased by $5.1 million from the previous quarter as a result of the full quarter impact of multi-family joint venture investments consolidated in the previous quarter as well as additional multi-family joint venture investments entered into and consolidated in the current quarter. The total increase in interest expense was partially offset by a decrease of $2.4 million in expense related to the Company's convertible notes, which were fully redeemed at the beginning of the quarter.

Interest Income & Interest Expense Breakout by Investment Category

Dollar Amounts in Thousands	1Q'22	4Q'21	3Q'21	2Q'21	1Q'21
Single-Family					
Interest Income	$ 46,823	$ 40,073	$ 39,144	$ 37,455	$ 35,259
Interest Expense	(12,975)	(7,832)	(8,163)	(8,748)	(9,043)
Single-Family Net Interest Income	***$ 33,848***	***$ 32,241***	***$ 30,981***	***$ 28,707***	***$ 26,216***
Multi-Family					
Interest Income	$ 3,312	$ 3,767	$ 4,247	$ 5,734	$ 6,152
Interest Expense	(12)	—	—	—	—
Multi-Family Net Interest Income	***$ 3,300***	***$ 3,767***	***$ 4,247***	***$ 5,734***	***$ 6,152***
Total Portfolio					
Interest Income	$ 52,523	$ 45,554	$ 45,207	$ 45,036	$ 42,934
Interest Expense	(12,987)	(7,832)	(8,163)	(8,748)	(9,043)
Total Portfolio Net Interest Income	***$ 39,536***	***$ 37,722***	***$ 37,044***	***$ 36,288***	***$ 33,891***
Non-Portfolio Interest Expense					
Corporate Debt	$ (2,500)	$ (4,872)	$ (4,866)	$ (4,383)	$ (3,241)
Mortgages payable on real estate	(7,157)	(2,078)	(1,147)	(430)	(310)
Total Net Interest Income	***$ 29,879***	***$ 30,772***	***$ 31,031***	***$ 31,475***	***$ 30,340***

See Glossary and End Notes in the Appendix.

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Non-Interest (Loss) Income

Quarter over Quarter Comparison

Realized Gains (Losses), net (1Q'22 vs 4Q'21)
Net realized gains on residential loans are primarily a result of loan prepayment activity that generated $3.9 million in net realized gains during the quarter. Net realized gains of $0.4 million on investment securities is related to the sale of non-Agency RMBS during the quarter.

Dollar Amounts in Thousands		1Q'22		4Q'21		3Q'21		2Q'21		1Q'21
Residential loans	$	3,432	$	5,224	$	3,219	$	4,597	$	2,683
Investment securities		374		(4,134)		5,095		392		4,375
Total Realized Gains, net	***$***	***3,806***	***$***	***1,090***	***$***	***8,314***	***$***	***4,989***	***$***	***7,058***

Unrealized (Losses) Gains, net (1Q'22 vs 4Q'21)
Unrealized losses during the quarter can be attributed to credit spread widening, which translated to decreases in the fair value of our residential loans, investment securities and securities we own in Consolidated SLST.

Dollar Amounts in Thousands		1Q'22		4Q'21		3Q'21		2Q'21		1Q'21
Residential loans	$	(63,299)	$	10,684	$	20,074	$	5,902	$	18,677
Consolidated SLST		(15,279)		513		4,302		9,793		9,225
Preferred equity and mezzanine loan investments		(455)		326		392		190		105
Investment securities		(4,626)		3,968		5,370		7,969		(1,841)
Total Unrealized (Losses) Gains, net	***$***	***(83,659)***	***$***	***15,491***	***$***	***30,138***	***$***	***23,854***	***$***	***26,166***

See Glossary and End Notes in the Appendix.

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Non-Interest (Loss) Income

Quarter over Quarter Comparison

Income from Equity Investments (1Q'22 vs 4Q'21)
Preferred return on preferred equity investments accounted for as equity decreased to $5.7 million as a result of redemptions received in the latter portion of the prior quarter and in the current quarter. An investment in an entity that invests in residential properties was also partially redeemed during the quarter, resulting in a decrease in income.

Dollar Amounts in Thousands	1Q'22	4Q'21	3Q'21	2Q'21	1Q'21
Preferred return on preferred equity investments accounted for as equity	$ 5,662	$ 7,177	$ 6,172	$ 5,531	$ 5,376
Unrealized gains (losses), net on preferred equity investments accounted for as equity	113	(256)	(294)	805	123
Income from unconsolidated joint venture equity investments in multi-family properties	250	150	—	—	—
Income (loss) from entities that invest in or originate residential properties and loans	28	4,804	2,137	4,271	(2,100)
Total Income from Equity Investments	***$ 6,053***	***$ 11,875***	***$ 8,015***	***$ 10,607***	***$ 3,399***

Other Income (Loss) (1Q'22 vs 4Q'21)
The decrease in other income in the first quarter is primarily related to a decrease in redemption premium recognized from early repayment of preferred equity investments during the quarter as compared to the previous quarter. The Company also recognized loss on the extinguishment of a mortgage payable in connection with the sale of a real estate investment during the quarter, which was partially offset by a realized gain on sale of the related assets.

Dollar Amounts in Thousands	1Q'22	4Q'21	3Q'21	2Q'21	1Q'21
Preferred equity and mezzanine loan premiums resulting from early redemption	$ 1,503	$ 3,147	$ 117	$ 1,459	$ 571
Gain on sale of real estate held for sale	370	—	—	—	—
Loss on extinguishment of debt	(603)	—	(1,583)	—	—
Miscellaneous income	157	125	431	217	1,031
Total Other Income (Loss)	***$ 1,427***	***$ 3,272***	***$ (1,035)***	***$ 1,676***	***$ 1,602***

See Glossary and End Notes in the Appendix.

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Net Loss from Real Estate

Quarter over Quarter Comparison

Net Loss from Real Estate (1Q'22 vs 4Q'21)

The increase in both income from and expenses related to real estate in the first quarter is primarily related to the full quarter impact of multi-family joint venture investments made in the previous quarter as well as additional multi-family joint venture investments made during the current quarter. These multi-family joint venture investments are consolidated in the Company's financial statements in accordance with GAAP and a significant portion of the net loss is attributable to the $35.6 million of depreciation expense and amortization of lease intangibles related to the operating real estate.

Dollar Amounts in Thousands	1Q'22	4Q'21	3Q'21	2Q'21	1Q'21
Income from real estate	$ 25,589	$ 7,605	$ 3,980	$ 2,150	$ 1,495
Interest expense, mortgages payable on real estate (1)	(7,157)	(2,077)	(1,147)	(430)	(310)
Expenses related to real estate:					
Depreciation expense on operating real estate (2)	(10,111)	(2,394)	(1,749)	(838)	(681)
Amortization of lease intangibles related to operating real estate (2)	(25,475)	(6,837)	(3,993)	(1,516)	(1,242)
Other expenses	(12,403)	(4,232)	(2,807)	(1,559)	(1,001)
Total expenses related to real estate	(47,989)	(13,463)	(8,549)	(3,913)	(2,924)
Net Loss from Real Estate	***$ (29,557)***	***$ (7,935)***	***$ (5,716)***	***$ (2,193)***	***$ (1,739)***
Net loss attributable to non-controlling interest	14,869	1,296	394	1,625	1,409
Net (Loss) Income from Real Estate Attributable to the Company	***$ (14,688)***	***$ (6,639)***	***$ (5,322)***	***$ (568)***	***$ (330)***

(1) Included in interest expense in the Company's condensed consolidated statements of operations.
(2) See *Slide 35* for amounts of depreciation expense and amortization of lease intangibles related to operating real estate attributable to the Company.

See Glossary and End Notes in the Appendix.

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Expense Analysis

Quarter over Quarter Comparison

General and Administrative Expenses (1Q'22 vs 4Q'21)
Increase in general and administrative expenses is largely related to increase in commission expense due to record funding of multi-family investments, an increase in salary and stock-based compensation expenses, due in part to an increase in employee headcount, and additional state capital tax expense.

Dollar Amounts in Thousands		1Q'22		4Q'21		3Q'21		2Q'21		1Q'21
Salaries, benefits and directors' compensation	$	10,798	$	9,765	$	8,612	$	9,797	$	8,796
Other general and administrative expenses		3,560		2,724		3,846		2,723		2,645
Total General and Administrative Expenses	***$***	***14,358***	***$***	***12,489***	***$***	***12,458***	***$***	***12,520***	***$***	***11,441***

Portfolio Operating Expenses (1Q'22 vs 4Q'21)
Portfolio operating expenses increased by $1.4 million primarily due to the continued growth of the business purpose loan portfolio.

Dollar Amounts in Thousands		1Q'22		4Q'21		3Q'21		2Q'21		1Q'21
Portfolio Operating Expenses	***$***	***9,489***	***$***	***8,111***	***$***	***7,039***	***$***	***6,688***	***$***	***4,830***

See Glossary and End Notes in the Appendix.

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31See Glossary and End Notes in the Appendix. Other Comprehensive (Loss) Income Other Comprehensive (Loss) Income (1Q’22 vs 4Q’21) The change in other comprehensive income is primarily due to unrealized losses on investment securities as a result of interest rate increases and spread widening during the first quarter. Dollar Amounts in Thousands 1Q'22 4Q'21 3Q'21 2Q'21 1Q'21 NET (LOSS) INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS $ (84,343) $ 22,460 $ 36,861 $ 42,944 $ 41,911 OTHER COMPREHENSIVE (LOSS) INCOME (Decrease) increase in fair value of investment securities available for sale (2,188) (314) 637 3,788 638 Reclassification adjustment for net loss (gain) included in net income — 51 (6,045) (213) 2,242 TOTAL OTHER COMPREHENSIVE (LOSS) INCOME (2,188) (263) (5,408) 3,575 2,880 COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS $ (86,531) $ 22,197 $ 31,453 $ 46,519 $ 44,791

32See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Book Value Changes in Book Value The following table analyzes the changes in book value and undepreciated book value* of our common stock for the quarter ended March 31, 2022. Amounts in Thousands, except per share Amount Shares Per Share Beginning Balance, Book Value $ 1,783,906 379,405 $ 4.70 Common stock issuance, net 1,352 1,844 Balance after share activity 1,785,258 381,249 4.69 Dividends and dividend equivalents declared (38,234) (0.10) Net change in accumulated other comprehensive income (loss): Investment securities available for sale (2,188) (0.01) Net loss attributable to Company's common stockholders (84,343) (0.22) Ending Balance, Book Value $ 1,660,493 381,249 $ 4.36 Add: Cumulative depreciation expense on operating real estate (1) 9,772 0.02 Cumulative amortization of lease intangibles related to operating real estate (1) 25,303 0.07 Ending Balance, Undepreciated Book Value* $ 1,695,568 381,249 $ 4.45 Quarter Ended March 31, 2022 (1) Represents life to date adjustments for depreciation expense and amortization of lease intangibles related to operating real estate attributable to the Company for the quarterly period presented.

Annual and Quarterly Returns

Economic/Total Rate

Economic Return:
Change in Book Value for the period + Dividends declared for the period, divided by the beginning period Book Value.

Economic Return on Undepreciated Book Value:*
Change in Undepreciated Book Value for the period + Dividends declared for the period, divided by the beginning period Undepreciated Book Value.

	1Q'22	2021	2020	2019
Book Value				
Beginning	$ 4.70	$ 4.71	$ 5.78	$ 5.65
Ending	$ 4.36	$ 4.70	$ 4.71	$ 5.78
Change in Book Value	***$ (0.34)***	***$ (0.01)***	***$ (1.07)***	***$ 0.13***
Dividends				
Q1	$ 0.10	$ 0.10	$ —	$ 0.20
Q2		0.10	0.05	0.20
Q3		0.10	0.075	0.20
Q4		0.10	0.10	0.20
Total	***$ 0.10***	***$ 0.40***	***$ 0.225***	***$ 0.80***
Economic Return	**(5.1)%**	**8.3 %**	**(14.6)%**	**16.5 %**
Undepreciated Book Value*				
Beginning	$ 4.74	$ 4.71	$ 5.78	$ 5.65
Ending	$ 4.45	$ 4.74	$ 4.71	$ 5.78
Change in Undepreciated Book Value	***$ (0.29)***	***$ 0.03***	***$ (1.07)***	***$ 0.13***
Economic Return on Undepreciated Book Value*	**(4.0)%**	**9.1 %**	**(14.6)%**	**16.5 %**

Total Rate of Return:
Change in Stock Price for the period + Dividends declared for the period, divided by the beginning period Stock Price.

	1Q'22	2021	2020	2019
Stock Price				
Beginning	$ 3.72	$ 3.69	$ 6.23	$ 5.89
Ending	$ 3.65	$ 3.72	$ 3.69	$ 6.23
Change in Stock Price	***$ (0.07)***	***$ 0.03***	***$ (2.54)***	***$ 0.34***
Total Rate of Return	**0.8%**	**11.7 %**	**(37.2)%**	**19.4 %**

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

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Appendix

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this supplemental presentation includes certain non-GAAP financial measures, including undepreciated earnings and undepreciated book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance using the same metrics that management uses to operate the business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this supplemental presentation to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated.

Undepreciated (Loss) Earnings

Dollar Amounts in Thousands		1Q'22		4Q'21		3Q'21		2Q'21		1Q'21
Net (loss) income attributable to Company's common stockholders	$	(84,343)	$	22,460	$	36,861	$	42,944	$	41,911
Add:										
Depreciation expense on operating real estate		6,159		2,237		1,655		296		193
Amortization of lease intangibles related to operating real estate		13,979		6,348		3,674		781		521
Undepreciated (loss) earnings	***$***	***(64,205)***	***$***	***31,045***	***$***	***42,190***	***$***	***44,021***	***$***	***42,625***
Weighted average shares outstanding - basic		380,795		379,346		379,395		379,299		378,881
Undepreciated (loss) earnings per common share	***$***	***(0.17)***	***$***	***0.08***	***$***	***0.11***	***$***	***0.12***	***$***	***0.11***

Undepreciated Book Value Per Common Share

Dollar Amounts in Thousands		1Q'22		4Q'21		3Q'21		2Q'21		1Q'21
Company's stockholders' equity	$	2,217,618	$	2,341,031	$	2,357,793	$	2,321,161	$	2,308,853
Preferred stock liquidation preference		(557,125)		(557,125)		(561,027)		(521,822)		(521,822)
GAAP Book Value		1,660,493		1,783,906		1,796,766		1,799,339		1,787,031
Add:										
Cumulative depreciation expense on operating real estate		9,772		4,381		2,144		489		193
Cumulative amortization of lease intangibles related to operating real estate		25,303		11,324		4,976		1,302		521
Undepreciated book value	***$***	***1,695,568***	***$***	***1,799,611***	***$***	***1,803,886***	***$***	***1,801,130***	***$***	***1,787,745***
Common shares outstanding - basic		381,249		379,405		379,286		379,372		379,273
GAAP book value per common share	$	4.36	$	4.70	$	4.74	$	4.74	$	4.71
Undepreciated book value per common share	***$***	***4.45***	***$***	***4.74***	***$***	***4.76***	***$***	***4.75***	***$***	***4.71***

See Glossary and End Notes in the Appendix.

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36See Glossary and End Notes in the Appendix. The following defines certain of the commonly used terms in this presentation: "Agency" refers to CMBS or RMBS representing interests in or obligations backed by pools of mortgage loans issued and guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "Average Interest Earning Assets" is calculated each quarter for the interest earning assets in our investment portfolio based on daily average amortized cost for the respective periods and excludes cash and cash equivalents and all Consolidated SLST assets other than those securities owned by the Company; "Average Interest Bearing Liabilities" is calculated each quarter for our interest bearing liabilities based on daily average outstanding balance for the respective periods; "Average Financing Cost" is calculated by dividing annualized interest expense relating to our interest earning assets by average interest bearing liabilities, excluding our subordinated debentures, convertible notes, senior unsecured notes and mortgages payable on real estate; "BPL" refers to business purpose loans; "BPL-Bridge" refers to short-term business purpose loans collateralized by residential properties made to investors who intend to rehabilitate and sell the residential property for a profit; "BPL-Rental" refers to business purpose loans which finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants; "Capital Allocation" refers to the net capital allocated (see Appendix - "Capital Allocation"); "CDO" or "collateralized debt obligation" includes debt that permanently finances the residential loans held in Consolidated SLST and the Company's residential loans held in securitization trusts and non-Agency RMBS re-securitization that we consolidate or consolidated in our financial statements in accordance with GAAP; "CMBS" refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; "Company Recourse Leverage Ratio" represents total outstanding repurchase agreement financing plus subordinated debentures, convertible notes and senior unsecured notes divided by the Company's total stockholders' equity. Does not include collateralized debt obligations and mortgages payable on real estate as they are non-recourse debt to the Company; "Consolidated SLST" refers to a Freddie Mac-sponsored residential mortgage loan securitization, comprised of seasoned re-performing and non-performing residential mortgage loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; "Consolidated SLST CDOs" refers to the debt that permanently finances the residential mortgage loans held in Consolidated SLST that we consolidate in our financial statements in accordance with GAAP; "Consolidated VIEs" refers to variable interest entities (“VIEs”) where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that the Company consolidates in its consolidated financial statements in accordance with GAAP; "Corporate Debt" refers to subordinated debentures, convertible notes and senior unsecured notes, collectively; "DSCR" refers to debt service coverage ratio; "Economic Return" is calculated based on the periodic change in GAAP book value per share plus dividends declared per common share during the respective period; "Economic Return on Undepreciated Book Value" is calculated based on the periodic change in undepreciated book value per common share, a non-GAAP measure, plus dividends declared per common share during the respective periods. "IOs" refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; Glossary

37See Glossary and End Notes in the Appendix. "JV" refers to joint venture; "LTARV" refers to loan-to-after repair value ratio; "LTC" refers to loan-to-cost ratio; "LTV" refers to loan-to-value ratio; "Market Capitalization" is the outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock market price as of the date indicated; "Mezzanine Lending" refers to the Company's preferred equity in, and mezzanine loans to, entities that have multi-family real estate assets; "MF" refers to multi-family; "MTM" refers to mark-to-market; "Net Interest Margin" is the difference between the Yield on Average Interest Earning Assets and the Average Financing Cost; "non-Agency RMBS" refers to RMBS that are not guaranteed by any agency of the U.S. Government or GSE; "POs" refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; "Portfolio Net Interest Income" represents net interest income excluding interest expense generated by Corporate Debt and mortgages payable on real estate; "Portfolio Recourse Leverage Ratio" represents outstanding repurchase agreement financing divided by the Company's total stockholders' equity; "RMBS" refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; "ROE" refers to return on equity; "RPL" refers to pools of seasoned re-performing, non-performing and other delinquent mortgage loans secured by first liens on one- to four-family properties; "S&D" refers to scratch and dent mortgage loans secured by a mortgage lien on a one- to four- family residential property intended by the originator to conform with Fannie Mae, Freddie Mac or other conduit standards but did not meet the originally intended origination guidelines due to errors in relevant documentation, credit underwriting of the borrower, consumer disclosures or other applicable requirements; "SF" refers to single-family; "SFR" refers to single-family rental properties; "Total Investment Portfolio" refers to the carrying value of investments actually owned by the Company (see Appendix – “Capital Allocation”); "Total Portfolio Leverage Ratio" represents outstanding repurchase agreement financing plus residential CDOs issued by the Company related to the strategy divided by the net capital allocated to the strategy; "Total Rate of Return" is calculated based on the change in price of the Company's common stock plus dividends declared per common share during the respective period; "Undepreciated Book Value" is a non-GAAP financial measure that represents the Company's GAAP book value excluding the Company's share of cumulative depreciation and lease intangible amortization expenses related to operating real estate held at the end of the period; "Undepreciated Earnings" is a non-GAAP financial measure that represents GAAP net income (loss) attributable to Company's common stockholders excluding the Company's share in depreciation and lease intangible amortization expenses related to operating real estate; "W/A" refers to weighted average; and "Yield on Average Interest Earning Assets" is calculated by dividing annualized interest income relating to interest earning assets by Average Interest Earning Assets for the respective periods. Glossary

38See Glossary and End Notes in the Appendix. End Notes Slide 1 • Image(s) used under license from Shutterstock.com. Slide 3 • Image(s) used under license from Shutterstock.com. Slide 6 • Refer to Appendix - "Capital Allocation" for a detailed breakout of Capital Allocation and Total Investment Portfolio. Slide 7 • Image(s) used under license from Shutterstock.com. Slide 9 • Total Portfolio Size and Investment Allocation of the investment portfolio represent balances as of March 31, 2022 (see Appendix – “Capital Allocation”). Slide 11 • Acquisitions, Prepayments and Redemptions for the 4Q 2021 period presented exclude previously held mezzanine lending investments that were recapitalized as joint venture equity investments in the fourth quarter of 2021. Slide 13 • Units of single-family homes for sale sourced from the National Association of Realtors. • Months of supply available for sale sourced from Bloomberg. • Originator profitability and origination decline sourced from "Housing Finance at a Glance - A Monthly Chartbook" published by the Urban Institute in April 2022. • BPL-Bridge, S&D and Mezzanine Lending amounts represent the fair value of the assets as of March 31, 2022. • JV amounts represent the net equity investment in consolidated and unconsolidated multi-family apartment properties. • BPL-Bridge, S&D and Mezzanine Lending/JV percentages represent the percentage of the Total Investment Portfolio as of March 31, 2022 (see Appendix - "Capital Allocation"). • LTV (at cost) represents the weighted average loan-to-cost calculated using the initial loan amount at origination (exclusive of any debt service, rehab escrows and other escrows or other amounts not funded to the borrower at closing) and initial cost basis. Initial cost basis is calculated as the purchase cost for non-re-financed loans or the as-is-value for re-financed loans. • LTV (after repair) represents the weighted average loan-to-value calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). Slide 14 • Portfolio acquisitions represent the cost of assets acquired by the Company during the periods presented. Slide 15 • MTM Repo includes MTM repurchase agreement financing. • Non-MTM Repo includes non-MTM repurchase agreement financing. • Securitization Financing includes residential loan securitizations. • Unencumbered represents investment securities and residential loans. • Cash represents cash and cash equivalents at quarter-end for each of the periods indicated less cash required to redeem corporate debt maturing within the next 30 days. Slide 16 • Non-MTM Utilized represents the non-MTM repurchase agreement financing, residential loan securitizations and non-Agency RMBS re- securitization outstanding at quarter-end for each of the periods indicated. • Unrestricted Cash represents cash and cash equivalents at quarter-end for each of the periods indicated less cash required to redeem corporate debt maturing within the next 30 days. • % Cash of Total Investment Portfolio represents Unrestricted Cash divided by the Total Investment Portfolio at quarter-end for each of the periods indicated.

39See Glossary and End Notes in the Appendix. End Notes • Investment Securities represents the fair value of investment securities, available for sale held at quarter-end for each of the periods indicated. Investment securities, available for sale does not include Consolidated SLST securities owned by the Company. Slide 17 • As of March 31, 2022. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Net Capital. • Asset Value represents the fair value of the assets as of March 31, 2022. • Asset Value and Net Capital for Securities include Consolidated SLST securities owned by the Company with a fair value of $214 million and other non-Agency RMBS with a fair value of $76 million. • Portfolio Recourse Leverage Ratio represents outstanding repurchase agreement financing related to the strategy divided by the net capital allocated to the strategy. • Total Portfolio Leverage Ratio represents outstanding repurchase agreement financing plus residential CDOs issued by the Company related to the strategy divided by the net capital allocated to the strategy. • Average FICO and Average Coupon for RPL Strategy, BPL-Bridge Strategy , BPL-Rental Strategy and Performing Loan Strategy represent the weighted average borrower FICO score and weighted average gross coupon rate for residential loans held as of March 31, 2022. • Average LTV for RPL Strategy, BPL-Rental Strategy and Performing Loan Strategy represents the weighted average loan-to-value for residential loans held as of March 31, 2022. • Average LTV for BPL-Bridge Strategy represents the weighted average loan-to-after repair value for residential loans, calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). Slide 18 • UPB represents the interest bearing balance of the BPL-Bridge strategy portfolio as of March 31, 2022. Average FICO and Average Coupon represent the weighted average borrower FICO score and weighted average gross coupon rate for loans within the BPL-Bridge strategy that were held as of March 31, 2022. • Average LTARV represents the weighted average loan-to-after repair value calculated using the maximum loan amount and original after- repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). • Average LTC represents the weighted average loan-to-cost calculated using the initial loan amount at origination (exclusive of any debt service, rehab escrows and other escrows or other amounts not funded to the borrower at closing) and initial cost basis. Initial cost basis is calculated as the purchase cost for non-re-financed loans or the as-is- value for re-financed loans. • Borrower Experience represents the weighted average historical number of investments or rehabilitation projects attributed to BPL- Bridge strategy borrowers that is used by the originator or asset manager in the underwriting or acquisition of the loan, as determined by that originator’s or asset manager’s underwriting criteria. • DQ 60+ refers to loans greater than 60 days delinquent. • Maturity represents the weighted average months to maturity for loans held within the BPL-Bridge strategy as of March 31, 2022. • Amounts underlying the Distribution of Project Rehab Costs table were calculated using the initial cost basis, construction estimate and the outstanding UPB as of March 31, 2022. Initial cost basis is calculated as the purchase cost for non-re-financed loans and the as- is-value for re-financed loans.

40See Glossary and End Notes in the Appendix. End Notes Slide 19 • As of March 31, 2022. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Net Capital. • Asset Value for Mezzanine Lending investments represents the fair value of the investments. • Asset Value for Joint Venture Equity investments represents the Company's net equity investment in consolidated and unconsolidated multi-family apartment properties. Refer to Appendix - "Reconciliation of Joint Venture Equity Investments" for a detailed breakout. • Average DSCR and Average LTV of Mezzanine Lending investments represent the weighted average debt service coverage ratio and weighted average combined loan-to-value of the underlying properties, respectively, as of March 31, 2022. • Average coupon rate of Mezzanine Lending investments is a weighted average rate based upon the unpaid principal amount and contractual interest or preferred return rate as of March 31, 2022. • Average DSCR and Average LTV for Joint Venture Equity investments represent the debt service coverage ratio and loan-to-value of the underlying property, respectively, as of March 31, 2022. • Target IRR for Joint Venture Equity investments represents the range of estimated internal rates of return for the investments. Slide 22 • The following are certain of the terms and assumptions made related to the hypothetical investment: 1) Initial Equity Investment - $ 20.5 million; 2) NYMT Common Equity Share – 95%; 3) Initial Purchase Price - $73.8 million; 4) LTV – 73%; 5) Promote Split (NYMT/Operating Partner) – 40%/60%; 6) Exit Cap Rate – 5% and 7) Exit Value – 135% of Initial Purchase Price. The performance of the hypothetical investments illustrated in the slide is derived from proprietary models developed by the Company and includes certain growth assumptions in revenue and expenses. Slide 23 • Image(s) used under license from Shutterstock.com. Slide 25 • Portfolio Total Avg. Interest Earning Assets, Portfolio Total Yield on Average Interest Earning Assets and Portfolio Net Interest Margin include amounts related to our “Other” portfolio not shown separately within the table. Slide 26 • Refer to Appendix - “Reconciliation of Net Interest Income" for reconciliation of net interest income for Single-Family. • Total Portfolio Interest Income, Total Portfolio Net Interest Income and Total Net Interest Income include amounts related to our “Other” portfolio not shown separately within the table. Slide 27 • Unrealized gains on Consolidated SLST includes unrealized gains/losses on the residential loans held in Consolidated SLST and unrealized gains/ losses on the CDOs issued by Consolidated SLST. Slide 32 • Outstanding shares used to calculate book value per common share for the quarter ended March 31, 2022 are 381,249,031. • Common stock issuance, net includes amortization of stock based compensation. • Net change in accumulated other comprehensive income (loss) may relate to the reclassification of previously recognized unrealized gains/losses reported in other comprehensive income to net realized gains/losses in relation to the sale of investment securities and net unrealized gains/losses on our investment securities. Slide 44 • Image(s) used under license from Shutterstock.com.

Capital Allocation

At March 31, 2022 (Dollar Amounts in Thousands)	Single-Family [1]	Multi-Family	Other	Total
Residential loans	$ 3,953,427	$ —	$ —	$ 3,953,427
Consolidated SLST CDOs	(754,264)	—	—	(754,264)
Multi-family loans	—	110,208	—	110,208
Investment securities available for sale	75,499	31,576	38,705	145,780
Equity investments	—	193,194	32,106	225,300
Equity investments in consolidated multi-family properties [2]	—	367,055	—	367,055
Single-family rental properties	83,780	—	—	83,780
Total investment portfolio carrying value	***$ 3,358,442***	***$ 702,033***	***$ 70,811***	***$ 4,131,286***
Repurchase agreements	$ (910,097)	$ (16,952)	$ —	$ (927,049)
Residential loan securitization CDOs	(1,143,855)	—	—	(1,143,855)
Senior unsecured notes	—	—	(96,870)	(96,870)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash [3]	97,321	—	271,230	368,551
Other	(11,722)	(13,861)	(43,862)	(69,445)
Net Company capital allocated	***$ 1,390,089***	***$ 671,220***	***$ 156,309***	***$ 2,217,618***
Company Recourse Leverage Ratio [4]				***0.5x***
Portfolio Recourse Leverage Ratio [5]				***0.4x***

(1) The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company's condensed consolidated financial statements. Consolidated SLST is presented on our condensed consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of March 31, 2022 was limited to the RMBS comprised of first loss subordinated securities and IOs issued by the securitization with an aggregate net carrying value of $214.1 million.

(2) Represents the Company's equity investments in consolidated multi-family apartment communities. A reconciliation of the Company's equity investments in consolidated multi-family properties to the condensed consolidated financial statements is included below in "Reconciliation of Joint Venture Equity Investments."

(3) Excludes cash in the amount of $33.3 million and restricted cash in the amount of $2.1 million held in the Company's equity investments in consolidated multi-family apartment properties. Restricted cash is included in the Company's condensed consolidated balance sheets in other assets.

(4) Represents total outstanding repurchase agreement financing, subordinated debentures and senior unsecured notes divided by the Company's total stockholders' equity. Does not include Consolidated SLST CDOs amounting to $754.3 million, residential loan securitization CDOs amounting to $1.1 billion and mortgages payable on real estate amounting to $1.1 billion as they are non-recourse debt for which the Company has no obligation.

(5) Represents outstanding repurchase agreement financing divided by the Company's total stockholders' equity.

See Glossary and End Notes in the Appendix.

41

NYMT

42See Glossary and End Notes in the Appendix. Reconciliation of Net Interest Income Dollar Amounts in Thousands 1Q'22 4Q'21 3Q'21 2Q'21 1Q'21 Single-Family Interest income, residential loans $ 41,467 $ 33,587 $ 31,488 $ 30,088 $ 27,630 Interest income, investment securities available for sale 1,954 3,348 4,527 4,039 4,415 Interest income, Consolidated SLST 9,380 9,902 10,245 10,479 10,318 Interest expense, Consolidated SLST CDOs (5,978) (6,764) (7,116) (7,151) (7,104) Interest income, Single-Family, net 46,823 40,073 39,144 37,455 35,259 Interest expense, repurchase agreements (5,519) (2,961) (3,110) (3,733) (4,040) Interest expense, residential loan securitizations (7,456) (4,871) (5,053) (5,015) (4,720) Interest expense, non-Agency RMBS re-securitization — — — — (283) Net Interest Income, Single-Family $ 33,848 $ 32,241 $ 30,981 $ 28,707 $ 26,216

43See Glossary and End Notes in the Appendix. Reconciliation of Joint Venture Equity Investments Dollar Amounts in Thousands At March 31, 2022 Cash and cash equivalents $ 33,340 Real estate, net 1,451,053 Lease intangible, net (a) 41,759 Other assets 23,153 Total assets $ 1,549,305 Mortgages payable on real estate, net $ 1,083,371 Other liabilities 13,135 Total liabilities $ 1,096,506 Redeemable non-controlling interest in Consolidated VIEs $ 53,361 Non-controlling interest in Consolidated VIEs 32,383 Company's Net Equity Investment in Consolidated Joint Ventures (b) $ 367,055 Equity investments (c) $ 10,690 Company's Total Net Equity in Joint Ventures $ 377,745 (a) Included in other assets in the Company's condensed consolidated balance sheets. (b) Represents the Company's net equity investment in consolidated multi-family apartment properties. (c) Represents the Company's equity investments in unconsolidated multi-family apartment properties.

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